UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2008

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                ATS Corporation (the “Company”) entered into a Deed of Lease with West*Group Properties, LLC, dated as of February 11, 2008 (the “Lease”).  The Lease covers a total of approximately 58,082 square feet of office space in the Northampton Building located at 7925 Jones Branch Drive, McLean, Virginia and includes the entire third and fourth floors of the building, as well as two wings on the second floor.  The base rent of the property is $133,104.58 per month, subject to adjustment on each anniversary date of the commencement of the Lease.  The Company intends to move its principal executive office to this location from its current location at 7915 Jones Branch Drive.  The Lease will commence upon the completion of certain tenant improvements and the tenant’s occupancy of the premises.  The term of the Lease is for a ten-year period, with a right to extend the term for two renewal terms of five years each.

A copy of the Lease is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

10.1         Deed of Lease Between West*Group Properties, LLC and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 14, 2008

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Deed of Lease Between West*Group Properties, LLC and the Company